As filed with the Securities and Exchange Commission on August 8, 1996
                                          Registration 33-
               SECURITIES AND EXCHANGE COMMISSION
                    Washington, DC  20549
                    ---------------------
                           Form S-8
        REGISTRATION STATEMENT UNDER THE SECURITIES ACT OF 1933

                        Aprogenex, Inc.
     (Exact name of registrant as specified in its charter)
            Delaware                         76-0269632
(State or other jurisdiction of           (I.R.S. Employer
 incorporation or organization)           Identification No.)
     8000 El Rio Street,
       Houston, Texas                        77054-4104
(Address of Principal Executive Offices)     (Zip Code)
                        -------------------
                          APROGENEX, INC.
                    DIRECTOR STOCK OPTION PLAN
                     (Full title of the plan)
                        ------------------
                          J. Donald Payne
         Vice President - Finance, Chief Financial Officer
                      and Corporate Secretary
            8000 El Rio Street, Houston, Texas 77054-4104
              (Name and address of agent for service)
                           (713) 748-5114
   (Telephone number, including area code, of agent for service) CALCULATION OF REGISTRATION FEE
==================================================================
                             Proposed    Proposed
Title of                     maximum     maximum     Amount
securities       Amount      offering    aggregate   of
to be            to be       price per   offering    registration
registered       registered  share (1)   price       fee (2)
- ------------------------------------------------------------------
Common Stock,    50,000       $1.00      $50,000      $18
 par value        shares
 $.001 per
 share
==================================================================
(1) Estimated pursuant to Rules 457(c) and (h) solely for purposes of computing the registration fee and based upon the average of the high and low sales prices reported on the American Stock Exchange on August 5, 1996.
(2) In accordance with Rule 429, an additional 100,000 shares of Common Stock, par value $.001 per share, are being carried forward from Registration Statement No. 33-94258. The Registrant paid the filing fee of $196 associated with such shares on July 3, 1995.

Pursuant to Rule 429, the Prospectus to which this Registration
Statement relates is a combined Prospectus that also relates to Registration Statement No. 33-94258 previously filed by the Registrant on Form S-8 on July 3, 1995.

                            PART I
       INFORMATION REQUIRED IN THE SECTION 10(a) PROSPECTUS
Note: The document(s) containing the information concerning the Aprogenex, Inc. Director Stock Option Plan (the "Plan") required by Item 1 of Form S-8 under the Securities Act of 1933, as amended (the "Securities Act"), and the statement of availability of registrant information, Plan information and other information required by Item 2 of Form S-8 will be sent or given to participants as specified by Rule 428. In accordance with Rule 428 and the requirements of Part I of Form S-8, such documents are not being filed with the Securities and Exchange Commission (the "Commission") either as part of this Registration Statement or as prospectuses or prospectus supplements pursuant to Rule 424. Aprogenex, Inc. (the "Company" or the "Registrant") shall maintain a file of such documents in accordance with the provisions of Rule
428. Upon request, the Registrant shall furnish to the Commission or its staff a copy or copies of all of the documents included in such file.

                           PART II
       INFORMATION REQUIRED IN THE REGISTRATION STATEMENT
Item 3.  Incorporation of Certain Documents by Reference.

The following documents, which the Company has filed with the Commission pursuant to the Securities Exchange Act of 1934, as amended (the "Exchange Act") (File No. 1-12416), are incorporated in this Registration Statement by reference and shall be deemed to be a part hereof:

(a) The Company's Annual Report on Form 10-KSB for the year ended December 31, 1995;

(b) The description of the Common Stock contained in the Company's Registration Statement on Form 8-A dated September 20,
1993;

(c) The Company's Quarterly Report on Form 10-QSB for the quarter ended March 31, 1996;

(d) The Company's Quarterly Report on Form 10-QSB for the quarter ended June 30, 1996;

(e) The Company's Current Reports on Form 8-K dated April 1, 1996 and June 12, 1996; and

(f) The Company's Proxy Statement dated as of June 7, 1996, relating to the annual meeting of stockholders held on July
12,1996, as adjourned from June 24, 1996.

All documents filed by the Company with the Commission pursuant to sections 13(a), 13(c), 14 and 15(d) of the Exchange Act subsequent to the date of this Registration Statement and prior to the filing of a post-effective amendment of this Registration Statement which indicates that all securities offered hereby have been sold, or which deregisters all securities then remaining unsold, shall be deemed to be incorporated in this Registration Statement by reference and to be a part hereof from the date of filing of such documents.

Any statement contained in this Registration Statement, in an amendment hereto or in a document incorporated by reference herein shall be deemed to be modified or superseded for purposes of the Registration Statement to the extent that a statement contained herein or in any subsequently filed supplement to this Registration Statement or in any document that also is incorporated by reference herein modifies or supersedes such statement. Any statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of the Registration Statement.

Item 4.  Description of Securities.

Not applicable.

Item 5.  Interests of Named Experts and Counsel.

Not applicable.

Item 6.  Indemnification of Directors and Officers.

The Restated Certificate of Incorporation, as amended, of the Company limits the personal liability of directors of the Company to the Company or its stockholders for monetary damages for breach of fiduciary duty as a director to the fullest extent permitted by Delaware law. Specifically, directors of the Company will not be personally liable for monetary damages for breach of a directors' fiduciary duty as a director, except for liability (i) for any breach of the director's duty of loyalty to the Company or its stockholders, (ii) for acts or omissions not in good faith or which involve intentional misconduct or a knowing violation of law, (iii) under Section 174 of the Delaware General Corporation Law, which relates to unlawful payments of dividends or unlawful stock repurchases or redemptions or (iv) for any transaction from which the director derived an improper personal benefit. The Delaware General Corporation Law does not eliminate a directors' duty of care and has no effect on the availability of equitable remedies such as injunction or rescission based upon a director's breach of the duty of care.

Section 145 of the Delaware General Corporation Law permits a Delaware corporation to indemnify any persons who are, or are threatened to be made, parties to any threatened, pending or completed legal action, suit or proceeding, whether civil, criminal, administrative or investigative (other than an action by or in the right of such corporation), by reason of the fact that such person is or was a director, officer, employee or agent of such corporation, or is or was serving at the request of such corporation as a director, officer, employee or agent of another corporation or enterprise. The indemnity may include expenses (including attorneys' fees), judgments, fines and amounts paid in settlement actually and reasonably incurred by such person in connection with such action, suit or proceeding, provided that such officer or director acted in good faith and in a manner he reasonably believed to be in or not opposed to the corporation's best interests, or, for criminal proceedings, had no reasonable cause to believe his conduct was illegal. A Delaware corporation may indemnify officers and directors in an action by or in the right of the corporation under the same conditions, except that no indemnification is permitted without judicial approval if the officer or director is adjudged to be liable to the corporation in the performance of his duty. Where an officer or director is successful on the merits or otherwise in the defense of any action referred to above, the corporation must indemnify him against the expenses which such officer or director actually and reasonably incurred.

The Company's Bylaws provide for the indemnification of its executive officers and directors, and the advancement to them of expenses in connection with proceedings and claims, to the fullest extent permitted by the Delaware General Corporation Law. The Bylaws include related provisions meant to facilitate the indemnitees' receipt of such benefits. These provisions cover, among other things (i) specification of the method of determining entitlement to indemnification and the selection of independent counsel that will in some cases make such determination, (ii) specification of certain time periods by which certain payments or determinations must be made and actions must be taken and (iii) the establishment of certain presumptions in favor of an indemnitee. The benefits of certain of these provisions are available to an indemnitee only if there has been a change in control (as defined).

The Company has obtained directors' and officers' liability insurance. The policy covers certain claims of up to $1 million per occurrence and $1 million in the aggregate.

Item 7.  Exemption from Registration Claimed.

Not applicable.

Item 8.  Exhibits.

Exhibits incorporated by reference to a prior filing are designated by an asterisk (*).

Exhibit
Number	Description

4.1* Amended and Restated Certificate of Incorporation of the Company. (Incorporated by reference from Exhibit 3.1 to the Company's Registration Statement on Form SB-2, Reg. No. 33-66586-FW, declared effective October 15, 1993).

4.2*      Certificate of Amendment of Amended and Restated
          Certificate of Incorporation of Aprogenex, Inc.
          effective as of June 10, 1994 (Incorporated by reference from Exhibit 3.1 to the Company's Form 10-QSB for the quarterly period ended June 30, 1994).

4.3* Certificate of Designations of Series A Convertible Preferred Stock effective May 26, 1995 (Incorporated by reference from Exhibit 4.4 to the Company's Registration Statement on Form S3, Reg No. 33-95014, filed July 26,
          1995).

4.4* Bylaws of the Company (Incorporated by reference from Exhibit 4-3 to the Company's Registration Statement on
          Form S-3, Reg. No. 33-90514, filed on July 26, 1995).

4.5* Form of Certificate of Common Stock. (Incorporated by reference from Exhibit 4.1 to the Company's Registration Statement on Form SB-2, Reg. No. 33-66586-FW, declared effective October 15, 1993.)

4.6* Convertible Note Subscription Agreement dated as of May 1, 1996 among Aprogenex, Inc. and the various purchasers (Incorporated by reference from Exhibit 4.1(a) to the Company's Form 8-K dated as of June 12,
          1996).

4.7*      Form of Convertible Note dated as of June 12, 1996
          (Incorporated by reference from Exhibit 4.1(b) to the Company's Form 8-K dated as of June 12, 1996).

4.8* Director Stock Option Plan, as in effect prior to July 12, 1996 (Incorporated by reference from Exhibit
          4.6 to the Company's Registration Statement on Form S-8, Reg. No. 33-94258, filed on July 3, 1995).

4.9       Director Stock Option Plan, as Amended and Restated on
          July 12, 1996.

5         Opinion of Baker and Botts, L.L.P.

23.1      Consent of Baker and Botts, L.L.P. (included in
          Exhibit 5).

23.2      Consent of Arthur Andersen LLP.
- -------------

Item 9.  Undertakings.

(a)  The Company hereby undertakes:

(1) To file, during any period in which it offers or sells securities, a post-effective amendment to this Registration
Statement:
     (i) To include any prospectus required by Section 10(a)(3) of the Securities Act;
     (ii) To reflect in the prospectus any facts or events which, individually or together, represent a fundamental change in the information set forth in the Registration Statement;
(iii) To include any additional or changed material information with respect to the plan of distribution;

provided, however, that paragraphs (a)(1)(i) and (a)(1)(ii) of this Item do not apply if the information required to be included in a post-effective amendment by those paragraphs is incorporated by reference in the Registration Statement from periodic reports filed as a small business issuer under the Exchange Act.

(2) For purposes of determining any liability under the Securities Act, it will treat each filing of a post-effective amendment to this Registration Statement as a new registration statement of the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(3) To file a post-effective amendment to remove from registration any of the securities that remain unsold at the end of the offering.

(b) Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers and controlling persons of the Company pursuant to the foregoing provision, or otherwise, the Company has been advised that in the opinion of the Commission such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the Company of expenses incurred or paid by a director, officer or controlling person of the Company in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the Company will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.


                          SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Houston, the State of Texas, on August 8, 1996.

                               Aprogenex, Inc.


                           By: /s/ J. Donald Payne
                              ----------------------------
                              J. Donald Payne
                              Vice President-Finance

Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities indicated and on the date indicated.

DATED:  August 8, 1996     BY: /s/ David Leech
                              ----------------------------
                              David Leech
                              President, Chief Executive Officer
                              and Director (Principal Executive
                              Officer and Director)

DATED:  August 8, 1996     BY: /s/ Michael Hogan
                              ----------------------------
                              Michael Hogan
                              Director

DATED:  August 8, 1996     BY: /s/ Christopher Kelly
                              ----------------------------
                              Christopher Kelly
                              Director

DATED:  August 8, 1996     BY: /s/ Terry Ward
                              ----------------------------
                              Terry Ward
                              Director

DATED:  August 8, 1996     BY: / s/ J. Donald Payne
                              ----------------------------
                              J. Donald Payne
                              Vice President - Finance,
                              Chief Financial Officer and
                              Corporate Secretary and Director
                              (Principal Financial and Accounting
                              Officer)


                        EXHIBIT INDEX


Exhibits incorporated by reference to a prior filing are designated by an asterisk (*).

Exhibit
Number     Description

4.1* Amended and Restated Certificate of Incorporation of the Company. (Incorporated by reference from Exhibit 3.1 to the Company's Registration Statement on Form SB-2,
         Reg. No. 33-66586-FW, declared effective October 15,
         1993).

4.2*     Certificate of Amendment of Amended and Restated
         Certificate of Incorporation of Aprogenex, Inc. effective as of June 10, 1994 (Incorporated by reference from Exhibit 3.1 to the Company's Form 10-QSB for the quarterly period ended June 30, 1994).

4.3* Certificate of Designations of Series A Convertible Preferred Stock effective May 26, 1995 (Incorporated by reference from Exhibit 4.4 to the Company's Registration Statement on Form S3, Reg No. 33-95014, filed July 26,
         1995).

4.4* Bylaws of the Company (Incorporated by reference from Exhibit 4-3 to the Company's Registration Statement on
         Form S-3, Reg. No. 33-90514, filed on July 26, 1995).

4.5* Form of Certificate of Common Stock. (Incorporated by reference from Exhibit 4.1 to the Company's Registration
         Statement on Form SB-2, Reg. No. 33-66586-FW, declared effective October 15, 1993.)

4.6*     Convertible Note Subscription Agreement dated as of
         May 1, 1996 among Aprogenex, Inc. and the various purchasers (Incorporated by reference from Exhibit 4.1(a) to the Company's Form 8-K dated as of June 12, 1996).

4.7*     Form of Convertible Note dated as of June 12, 1996
         (Incorporated by reference from Exhibit 4.1(b) to the Company's Form 8-K dated as of June 12, 1996).

4.8* Director Stock Option Plan, as in effect prior to July 12, 1996 (Incorporated by reference from Exhibit
         4.6 to the Company's Registration Statement on Form S-8,
         Reg. No. 33-94258, filed on July 3, 1995).

4.9      Director Stock Option Plan, as Amended and Restated on
         July 12, 1996.

5        Opinion of Baker and Botts, L.L.P.

23.1     Consent of Baker and Botts, L.L.P. (included in
         Exhibit 5).

23.2     Consent of Arthur Andersen LLP.